Exhibit 12



                            JOINT FILING AGREEMENT

         The undersigned agree, in accordance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, to the joint filing on behalf of each of them of Amendment No. 4 to Schedule 13D (including additional amendments thereof) pertaining to the ownership by them of common stock, par value $0.001 per share, of Mattson Technology, Inc., a Delaware corporation. The undersigned consent and agree to the inclusion of this Agreement as an exhibit to such joint filing. The undersigned further agree that each person on whose behalf such statement is filed is responsible for its timely filing and for the timely filing of any amendment thereto and for the completeness and accuracy of the information concerning such person contained therein and that such person is not responsible for the completeness and accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

         This Agreement may be executed in counterparts, all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of October 27, 2004.

                                          STEAG ELECTRONIC SYSTEMS AG


                                          By: /s/ Michael Willems
                                              ------------------------------
                                          Name:  Michael Willems
                                          Title: Chairman of the Board of
                                                 Directors


                                          By: /s/ Arnold Gehlen
                                              -----------------------------
                                          Name:   Arnold Gehlen
                                          Title:  Member of the Board of
                                                  Directors


                                          RAG AKTIENGESELLSCHAFT


                                          By: /s/ Christoph Mueller
                                              -----------------------------
                                          Name:   Christoph Mueller
                                          Title:  Senior Vice President


                                          By:  /s/ Dr. Norbert Schellen
                                              ------------------------------
                                          Name:   Dr. Norbert Schellen
                                          Title:  Legal Counsel